Post-Qualification Offering Circular Amendment No. 49

File No. 024-10496

PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Twelve Series of Limited Recourse Obligations

Totaling $1,275,490

Dated: August 10, 2017

This Post-Qualification Offering Circular Amendment No. 49 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This PQA relates to the offer and sale of up to an additional $1,275,490 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 12 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”).

We own and operate a web-based investment platform accessible at www.groundfloor.us (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of the amount of payments, if any, actually received as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the series of LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the section titled “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states or in reliance on exemptions from registration requirements of the laws of those states. The Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See the section titled “Investor Suitability Requirements” of the Offering Circular.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$51,930	N/A	$51,930	N/A
Total Maximum	$1,275,490	N/A	$1,275,490	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this PQA the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment;
2.	Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof;
3.	Post-Qualification Amendment No. 34 to the Offering Circular;
4.	Offering Circular Supplement No. 11 to the Offering Circular;
5.	Post-Qualification Amendment No. 36 to the Offering Circular;
6.	Post-Qualification Amendment No. 44 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; and
7.	Offering Circular Supplement No. 18 to the Offering Circular.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 6420 Buckhurst Trail, College Park, GA 30349
Developer (borrowing entity): Bolden Capital Group, LLC
Aggregate Purchase Amount of the LRO: $51,930	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 6420 Buckhurst Trail, College Park, GA 30349	• Loan Principal: $51,930 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

1

Series of LRO/Project Name: 7045 Winkfield Place, Atlanta, GA 30349
Developer (borrowing entity): Bolden Capital Group, LLC
Aggregate Purchase Amount of the LRO: $52,400	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 7045 Winkfield Place, Atlanta, GA 30349	• Loan Principal: $52,400 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 185 Stanmore Road, Baltimore, MD 21212
Developer (borrowing entity): 185 Stanmore Road LLC
Aggregate Purchase Amount of the LRO: $67,000	Expected Return Rate of the LRO: 6.0% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 185 Stanmore Road, Baltimore, MD 21212	• Loan Principal: $67,000 • Interest Rate: 6.0% and Grade: A • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

2

Series of LRO/Project Name: 1207 Malbay Drive, Lutherville-Timonium, MD 21093
Developer (borrowing entity): 1207 Malbay Drive LLC
Aggregate Purchase Amount of the LRO: $67,000	Expected Return Rate of the LRO: 6.0% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 1207 Malbay Drive, Lutherville-Timonium MD 21093	• Loan Principal: $67,000 • Interest Rate: 6.0% and Grade: A • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 173 Westwood Drive, Park Forest, IL 60466
Developer (borrowing entity): Prestige Housing Solutions Inc.
Aggregate Purchase Amount of the LRO: $70,960	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 173 Westwood Drive, Park Forest, IL 60466	• Loan Principal: $70,960 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

3

Series of LRO/Project Name: 215 Noble Lane, Jacksonville, NC 28546
Developer (borrowing entity): Blue Skye Properties LLC
Aggregate Purchase Amount of the LRO: $76,900	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 215 Noble Lane, Jacksonville, NC 28546	• Loan Principal: $76,900 • Interest Rate: 8.5% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 3022 Oakwood Drive, Jacksonville, NC 28546
Developer (borrowing entity): Blue Skye Properties LLC
Aggregate Purchase Amount of the LRO: $78,400	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 3022 Oakwood Drive, Jacksonville, NC 28546	• Loan Principal: $78,400 • Interest Rate: 8.5% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

4

Series of LRO/Project Name: 1936 Northwest 33rd Avenue, Gainesville, FL 32605
Developer (borrowing entity): Merion Road Investments
Aggregate Purchase Amount of the LRO: $87,290	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 1936 Northwest 33rd Avenue, Gainesville, FL 32605	• Loan Principal: $87,290 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 409 Bland Street, Aberdeen, WA 98520
Developer (borrowing entity): Zion Homes LLC
Aggregate Purchase Amount of the LRO: $96,220	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 409 Bland Street, Aberdeen, WA 98520	• Loan Principal: $96,220 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

5

Series of LRO/Project Name: 425 Holderness Street Southwest, Atlanta, GA 30310
Developer (borrowing entity): Bolden Capital Group, LLC
Aggregate Purchase Amount of the LRO: $167,840	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 425 Holderness Street Southwest, Atlanta, GA 30310	• Loan Principal: $167,840 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5012 Saint Germain Avenue, Belle Isle, FL 32812
Developer (borrowing entity): AAA Professional Services LLC
Aggregate Purchase Amount of the LRO: $222,840	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 5012 Saint Germain Avenue, Belle Isle, FL 32812	• Loan Principal: $222,840 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

6

Series of LRO/Project Name: 2882 Harris Street, East Point, GA 30344
Developer (borrowing entity): TXO Investment Group LLC
Aggregate Purchase Amount of the LRO: $236,710	Expected Return Rate of the LRO: 10.5% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2882 Harris Street, East Point, GA 30344	• Loan Principal: $236,710 • Interest Rate: 10.5% and Grade: C • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional Projects covered by this PQA for which we are offering separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
6420 Buckhurst Trail, College Park, GA 30349	$51,930
7045 Winkfield Place, Atlanta, GA 30349	52,400
185 Stanmore Road, Baltimore, MD 21212	67,000
1207 Malbay Drive, Lutherville-Timonium, MD 21093	67,000
173 Westwood Drive, Park Forest, IL 60466	70,960
215 Noble Lane, Jacksonville, NC 28546	76,900
3022 Oakwood Drive, Jacksonville, NC 28546	78,400
1936 Northwest 33rd Avenue, Gainesville, FL 32605	87,290
409 Bland Street, Aberdeen, WA 98520	96,220
425 Holderness Street Southwest, Atlanta, GA 30310	167,840
5012 Saint German Avenue, Belle Isle, FL 32812	222,840
2882 Harris Street, East Point, GA 30344	236,710
Total	$1,275,490

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-300.

7

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 49

## PROJECT SUMMARY | 6420 BUCKHURST TRAIL, COLLEGE PARK, GA 30349

C



### BORROWER

Bolden Capital Group, LLC
Edward Bolden - principal

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 11% | 12 months | 63.3% | $51,930 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $51,930 | Balloon payment - principal and interest returned on repayment / due at maturity. |

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$82,000
$24,320
Total Project Costs
$57,680
GROUNDFLOOR
$51,930
$5,750
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $40,000 | Loan To ARV | 63.3% |
| Purchase Date | 08/03/2017 | Loan To Total Project Cost | 90.0% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 5 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 2 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 5 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$82,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
6420 Buckhurst Trail
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 6420 BUCKHURST TRAIL, COLLEGE PARK, GA 30349

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 3, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower's 2016 revenue was derived from rental properties because the Borrower's primary focus in 2016 was buy and hold.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### BOLDEN CAPITAL GROUP, LLC

DATE OF FORMATION ★
01/15/2016

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $600K | $0 | 1 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 3 | $205.4K | 34.27% |

### PRINCIPAL
Edward Bolden

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 4 | 4 | 100% |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 3 | $143K | 3 months | $100K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 7045 WINKFIELD PLACE, ATLANTA, GA 30349

D



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 14.5% | 12 months | 67.2% | $52,400 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $52,400 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

Bolden Capital Group, LLC
Edward Bolden - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW


After Repair Value (ARV)
$78,000
$20,040
Total Project Costs
$57,960
GROUNDFLOOR
$52,400
$5,560
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $40,000 | Loan To ARV | 67.2% |
| Purchase Date | 08/03/2017 | Loan To Total Project Cost | 90.4% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 4 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 2 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 5 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)

$78,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION


View larger map
7045 Winkfield Place
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 7045 WINKFIELD PLACE, ATLANTA, GA 30349

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 3, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower's 2016 revenue was derived from rental properties because the Borrower's primary focus in 2016 was buy and hold.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### BOLDEN CAPITAL GROUP, LLC

DATE OF FORMATION ★

01/15/2016

**FINANCIAL DATA**
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $600K | $0 | 1 | 0 |

**PROJECTS / REVENUE**
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 3 | $205.4K | 34.27% |

**PRINCIPAL**
Edward Bolden

FOCUS

Buy & Hold

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 4 | 4 | 100% |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 3 | $143K | 3 months | $100K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 185 STANMORE ROAD, BALTIMORE, MD 21212

A



### BORROWER

185 Stanmore Road LLC
Thea Winn - principal

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 6% | 6 months | 36.0% | $67,000 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Renovation | First Lien | $67,000 | Balloon payment - principal and interest returned on repayment / due at maturity. |

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$186,000
$0
Total Project Costs
$186,000
GROUNDFLOOR
$67,000
$119,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $185,000 | Loan To ARV | 36.0% |
| Purchase Date | 04/11/2017 | Loan To Total Project Cost | 36.0% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 7 | 10 |
| Quality of Valuation Report | 4 | 4 |
| Skin-in-the-Game | 10 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 2 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$186,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
185 Stanmore Road
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 185 STANMORE ROAD, BALTIMORE, MD 21212

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on July 27, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- The property was purchased for $185,000. The Borrower intends to use $66,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $119,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### 185 STANMORE ROAD LLC

DATE OF FORMATION ★
04/12/2017

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $185K | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

PRINCIPAL
Thea Winn

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $317.5K | 9 months | $230K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 1207 MALBAY DRIVE, LUTHERVILLE-TIMONIUM, MD 21093

A



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 6% | 6 months | 31.0% | $67,000 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Renovation | First Lien | $67,000 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

1207 Malbay Drive LLC
Thea Winn - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$216,000
$0
Total Project Costs
$216,000
GROUNDFLOOR
$67,000
$149,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $215,000 | Loan To ARV | 31.0% |
| Purchase Date | 06/09/2017 | Loan To Total Project Cost | 31.0% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 7 | 10 |
| Quality of Valuation Report | 4 | 4 |
| Skin-in-the-Game | 10 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 2 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$216,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
1207 Malbay Drive
Google
©2017 Google · Map Data Terms of Use Report a map error

Address: 1207 MALBAY DRIVE, LUTHERVILLE-TIMONIUM, MD 21093

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on July 27, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- The property was purchased for $215,000. The Borrower intends to use $66,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $149,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### 1207 MALBAY DRIVE LLC

DATE OF FORMATION ★
06/07/2017

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt |
|---|---|
| $215K | $0 |

| Unsold Inventory | Aged Inventory |
|---|---|
| 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue |
|---|---|
| 0 | $0 |

| Gross Margin % |
|---|
| N/A |

### PRINCIPAL

Thea Winn

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $317.5K | 9 months | $230K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 173 WESTWOOD DRIVE, PARK FOREST, IL 60466

D



### BORROWER

Prestige Housing Solutions Inc.
Peter Fasoranti - principal

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 14.5% | 12 months | 63.4% | $70,960 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $70,960 | Balloon payment - principal and interest returned on repayment / due at maturity. |

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW


After Repair Value (ARV)
$112,000
$24,090
Total Project Costs
$87,910
GROUNDFLOOR
$70,960
$16,950
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $37,000 | Loan To ARV | 63.4% |
| Purchase Date | 07/20/2017 | Loan To Total Project Cost | 80.7% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
2
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)
$112,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION


View larger map
Wildwood Dr
Winnebago Park
173 Westwood Drive
Central Park
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 173 WESTWOOD DRIVE, PARK FOREST, IL 60466

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 20, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### PRESTIGE HOUSING SOLUTIONS INC.

DATE OF FORMATION ★
03/23/2016

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $100K | $0 | 1 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 2 | $196K | 38.4% |

PRINCIPAL
Peter Fasoranti

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $100K | 6 months | $65K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

# PROJECT SUMMARY | 215 NOBLE LANE, JACKSONVILLE, NC 28546

B



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 8.5% | 12 months | 63.1% | $76,900 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $76,900 | Balloon payment - principal and interest returned on repayment / due at maturity. |

## BORROWER

Blue Skye Properties LLC
Eileen O'Neill - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$121,950
$36,450
Total Project Costs
$85,500
GROUNDFLOOR
$76,900
$8,600
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $61,500 | Loan To ARV | 63.1% |
| Purchase Date | 07/19/2017 | Loan To Total Project Cost | 89.9% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 3 4
Skin-in-the-Game 2 10
Location 4 8
Borrower Experience 5 5
Borrower Commitment 1 1

## VALUATION REPORTS

As Complete (ARV)
$121,950

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
215 Noble Lane
©2017 Google - Map Data Terms of Use Report a map error

Address: 215 NOBLE LANE, JACKSONVILLE, NC 28546

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 19, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### BLUE SKYE PROPERTIES LLC

DATE OF FORMATION ★
02/11/2014

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $110K | $66K | 1 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 4 | $362.9K | 32.21% |

PRINCIPAL
Eileen O'Neill

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 5 | 5 | 100% |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $125K | 5 months | $80K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 3022 OAKWOOD DRIVE, JACKSONVILLE, NC 28546

B



### BORROWER

Blue Skye Properties LLC
Eileen O'Neill - principal

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 8.5% | 12 months | 63.3% | $78,400 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $78,400 | Balloon payment - principal and interest returned on repayment / due at maturity. |

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$123,757
$34,857
Total Project Costs
$88,900
GROUNDFLOOR
$78,400
$10,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $57,500 | Loan To ARV | 63.3% |
| Purchase Date | 07/21/2017 | Loan To Total Project Cost | 88.2% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 4 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 2 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 5 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$123,757

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
3022 Oakwood Drive
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 3022 OAKWOOD DRIVE, JACKSONVILLE, NC 28546

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 21, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### BLUE SKYE PROPERTIES LLC

DATE OF FORMATION ★
02/11/2014

**FINANCIAL DATA** — Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $110K | $66K | 1 | 0 |

**PROJECTS / REVENUE** — Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 4 | $362.9K | 32.21% |

**PRINCIPAL**
Eileen O'Neill

FOCUS
Fix & Flip

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 5 | 5 | 100% |

**HISTORICAL AVERAGES** — Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $125K | 5 months | $80K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 1936 NORTHWEST 33 AVENUE, GAINESVILLE, FL 32605

D



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 14.5% | 12 months | 69.8% | $87,290 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $87,290 | Balloon payment - principal and interest returned on repayment / due at maturity. |

Click here to view the LRO Agreement

**BORROWER**

Merion Road Investments
Eamon Sullivan - principal

## FINANCIAL OVERVIEW



After Repair Value (ARV)
Total Project Costs
$125,000
$16,210
$108,790
GROUNDFLOOR
$87,290
$21,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $80,000 | Loan To ARV | 69.8% |
| Purchase Date | 07/31/2017 | Loan To Total Project Cost | 80.2% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 4 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 3 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 2 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$125,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
NW 36th Ave
NW 34th Pl
1936 Northwest 33 Avenue
NW 31st Pl
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 1936 NORTHWEST 33 AVENUE, GAINESVILLE, FL 32605

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 31, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### MERION ROAD INVESTMENTS

DATE OF FORMATION ★
07/20/2017

**FINANCIAL DATA**
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

**PROJECTS / REVENUE**
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

**PRINCIPAL**
Eamon Sullivan

FOCUS
Fix & Flip

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $125K | 9 months | $99.5K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 409 BLAND STREET, ABERDEEN, WA 98520 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 59.5% $96,220 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $96,200 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Zion Homes LLC Ezra Simon - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $161,717 $42,405 Total Project Costs $119,312 GROUNDFLOOR $96,220 $23,092 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $80,000 Loan To ARV 59.5% Purchase Date 07/28/2017 Loan To Total Project Cost 80.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 3 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 2 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $161,717 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 409 BLAND STREET, ABERDEEN, WA 98520 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on July 28, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower is a new entity and does not have any assets or operating history. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ZION HOMES LLC DATE OF FORMATION* 05/01/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin % 0 0 0.0% PRINCIPAL Ezra Simon FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $333K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $255K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-309

## PROJECT SUMMARY | 425 HOLDERNESS STREET SOUTHWEST, ATLANTA, GA 30310

C



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 11% | 12 months | 67.1% | $167,840 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $167,840 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

Bolden Capital Group, LLC
Edward Bolden - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW


After Repair Value (ARV)
$250,000
$63,910
Total Project Costs
$186,090
GROUNDFLOOR
$167,840
$18,250
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $175,000 | Loan To ARV | 67.1% |
| Purchase Date | 07/28/2017 | Loan To Total Project Cost | 90.2% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)

$250,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION


View larger map
Greenwich St SW
425 Holderness Street Southwest
Dean Head
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Address: 425 HOLDERNESS STREET SOUTHWEST, ATLANTA, GA 30310

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 28, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower's 2016 revenue was derived from rental properties because the Borrower's primary focus in 2106 was buy and hold.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### BOLDEN CAPITAL GROUP, LLC

DATE OF FORMATION ★

01/15/2016

**FINANCIAL DATA**
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $600K | $0 | 1 | 0 |

**PROJECTS / REVENUE**
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 3 | $205.4K | 34.27% |

**PRINCIPAL**
Edward Bolden

FOCUS

Buy & Hold

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 4 | 4 | 100% |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 3 | $143K | 3 months | $100K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 5012 SAINT GERMAIN AVENUE, BELLE ISLE, FL 32812 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 70.7% $222,840 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $222,840 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER AAA Professional Services LLC Andres Guerra - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $315,000 $60,705 Total Project Costs $254,295 GROUNDFLOOR $222,840 $31,455 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $169,000 Loan To ARV 70.7% Purchase Date 07/31/2017 Loan To Total Project Cost 87.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $315,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 5012 SAINT GERMAIN AVENUE, BELLE ISLE, FL 32812 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on July 31, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. AAA PROFESSIONAL SERVICES LLC DATE OF FORMATION* 12/22/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $175K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin % 0 0 N/A PRINCIPAL Andres Guerra FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 9 $200K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $140K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-311

PROJECT SUMMARY | 2882 HARRIS STREET, EAST POINT, GA 30344 C Rate Projected Term Loan to ARV Loan Amount Investors 10.5% 9 months 62.8% $236,710 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $236,710 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER TXO Investment Group LLC Elijah Thompson - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $377,000 $114,779 Total Project Costs $262,221 GROUNDFLOOR $236,710 $25,511 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $130,111 Loan To ARV 62.8% Purchase Date 07/28/2017 Loan To Total Project Cost 90.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $377,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2882 HARRIS STREET, EAST POINT, GA 30344 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on July 28, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 49 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TXO INVESTMENT GROUP LLC DATE OF FORMATION* 02/01/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $0 $0 9 $630K Unsold Inventory Aged Inventory Gross Margin % 0 0 42.06% PRINCIPAL Elijah Thompson FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 2 2 8 $60K On Time Repayment Average Project Time Average Total Project Costs 100% 3 months $35K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-312

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.4	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.5	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.6	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.7	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.8	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.9	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.10	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.11	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.12	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.13	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.14	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.15	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.16	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	April 18, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2017.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2017
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 10, 2017
Nick Bhargava

*	Director	August 10, 2017
Sergei Kouzmine

*	Director	August 10, 2017
Bruce Boehm

*	Director	August 10, 2017
Michael Olander Jr.

*	Director	August 10, 2017
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact